EXHIBIT 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made and entered into as of the 25th day of September, 2006, by and between FUND VIII AND FUND IX ASSOCIATES, a Georgia general partnership (“Landlord”), and UNITED STATES CELLULAR OPERATING COMPANY, a Delaware corporation (“Tenant”).

RECITALS

A.       Landlord and Tenant (as successor in interest to Westel – Milwaukee Company, Inc., d/b/a Cellular One, a Wisconsin corporation) are parties to that certain lease dated June 4, 1998, which lease has been previously amended by instrument dated October 31, 2001 (together, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant (the “Current Leased Premises”) the entire building located at 5117 West Terrace Drive, Madison, Wisconsin 53783 (the “Building”).

B.       The Lease by its terms shall expire on May 31, 2007 (the “Prior Expiration Date”), and the parties desire to extend the Lease Term on the following terms and conditions.

C.       Tenant desires to surrender a portion of the Current Leased Premises to Landlord comprised of (i) a portion of the 1st floor of the Building to be hereinafter designated as common area for the benefit of all tenants and occupants of the Building, which portion is more particularly identified as “Common” on Exhibit A attached hereto, and (ii) the entire 4th floor of the Building (collectively, the “Reduction Leased Premises”) and further desires that the Lease be appropriately amended, and Landlord is willing to accept such surrender on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.       Extension. The Lease Term is hereby extended for a period of five (5) years and eight (8) months and shall expire on January 31, 2013 (the “Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing on the Reduction Effective Date (defined in Section 2.2 below) and ending on the Extended Expiration Date shall be referred to herein as the “New Lease Term”.

2.       Reduction.

          2.1.       Tenant shall vacate the Reduction Leased Premises in accordance with the terms of the Lease on or prior to December 31, 2006, which is the date immediately preceding the Reduction Effective Date, and Tenant shall fully comply with all obligations under the Lease respecting the Reduction Leased Premises up to the Reduction Effective Date, including those provisions relating to the condition of the Reduction Leased Premises and removal of Tenant’s property therefrom.

          2.2.       Effective as of the later of (i) January 1, 2007, and (ii) Tenant’s actual surrender of the Reduction Leased Premises (such later date, the “Reduction Effective Date”), the Leased Premises is reduced by the elimination of the Reduction Leased Premises. As of the Reduction Effective Date, the Reduction Leased Premises shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the Reduction Leased Premises, and the “Leased Premises”, as defined in the Lease, shall be deemed to mean the Current Leased Premises, less the Reduction Leased Premises (hereinafter, the “Reduced Leased Premises”) and shall be deemed to contain 74,717 square feet of Rentable Area comprised of 21,990 square feet of Rentable Area on the 1st floor of the Building, 25,519 square feet of Rentable Area on the 2nd floor of the Building and 27,208 square feet of Rentable Area on the 3rd floor of the Building.

          2.3.       If Tenant shall holdover in the Reduction Leased Premises beyond the day immediately preceding the Reduction Effective Date, Tenant shall be liable for Base Rental, Tenant’s Additional Rental and other charges respecting the Reduction Leased Premises equal to one hundred fifty percent (150%) of the amount in effect under the Lease prorated on a per diem basis and on a per square foot basis for the Reduction Leased Premises. Such holdover amount shall not be in limitation of Tenant’s liability for consequential or other damages arising from Tenant’s holding over nor shall it be deemed permission for Tenant to holdover in the Reduction Leased Premises. Notwithstanding the foregoing, Tenant shall not be liable for consequential damages pursuant to this Section 2.2 unless Landlord notifies Tenant that Landlord has entered into a lease for the Reduction Leased Premises or has received a bona fide offer to lease the Reduction Leased Premises, and that Landlord will be unable to deliver possession, or perform improvements, due to Tenant’s holdover.

3.       Base Rental. As of the Reduction Effective Date, the schedule of Base Rental contained in the Lease is deleted, and the following is substituted therefor:

Months	Rate/annum per sf of Rentable Floor Area of Reduced Leased Premises	Annual Base Rental	Monthly Base Rental

1 – 12	$12.50	$ 933,962.50	$77,830.21
13 – 24	$12.75	$ 952,641.75	$79,386.81
25 – 36	$13.01	$ 972,068.17	$81,005.68
37 – 48	$13.27	$ 991,494.59	$82,624.55
49 – 60	$13.53	$1,010,921.01	$84,243.42
61 – 72	$13.80	$1,031,094.60	$85,924.55
73	$14.08	$1,052,015.36	$87,667.95

Notwithstanding the foregoing, so long as Tenant is not in material default under the Lease beyond all applicable notice, cure and grace periods expressly provided in the Lease, Tenant shall be entitled to an abatement of the monthly installment of Base Rental in the amount of $12.50/sq. ft. per annum as to the Reduced Leased Premises for the first (1st) full calendar month of the New Lease Term (the “Abated Reduced Leased Premises Base Rental”); provided, however, that if, at any time during the New Lease Term, Tenant suffers or permits a default to occur under the Lease and such default is not cured within the applicable notice, cure and/or grace period expressly provided in the Lease, then, following the expiration of any such applicable notice, cure and/or grace period relating to such default, this Section 3 with respect to the Abated Reduced Leased Premises Base Rental shall immediately become null and void and, within ten (10) business days after request by Landlord, Tenant shall pay to Landlord the unamortized Abated Reduced Leased Premises Base Rental (i.e. based upon the amortization of the Abated Reduced Leased Premises Base Rental in equal monthly amounts during the New Lease Term, without interest, so that Tenant will be responsible for repayment of that portion of the Abated Reduced Leased Premises Base Rental deemed to have accrued on and after the date of the default). Only Base Rental shall be abated, and all other costs and charges specified in the Lease including Tenant’s Additional Rental shall remain due and payable pursuant to the provisions of the Lease.

All such Base Rental shall be payable by Tenant in accordance with the terms of the Lease.

4.       Tenant’s Share of Operating Expenses. For the period commencing on the Reduction Effective Date and ending on the Extended Expiration Date, Tenant’s Share is decreased from 100% to 73.31%. Notwithstanding anything in this Amendment to the contrary, in the event that the New Lease Term commences on any date other than January 1, 2007, Tenant shall remain liable for all year-end adjustments with respect to Tenant’s Share of Operating Expenses applicable to the Reduction Leased Premises for that portion of the then current calendar year preceding the Reduction Effective Date. Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified herein.

5.       Representations. Each party represents to the other that it has full power and authority to execute this Amendment. Tenant represents that it has not made any assignment, sublease, transfer, conveyance of the Lease or any interest therein or in the Reduction Leased Premises other than those explicitly recited herein and further represents that there is not and will not hereafter be any claim, demand, obligation, liability, action or cause of action by any other party respecting, relating to or arising out of the Reduction Leased Premises, and Tenant agrees to indemnify and hold harmless Landlord and the Landlord Related Parties (as defined in the “Miscellaneous” Section below) from all liabilities, expenses, claims, demands, judgments, damages or costs arising from any inaccuracy in the foregoing Tenant representations or under this Agreement, including without limitation, attorneys’ fees. Tenant acknowledges that Landlord will be relying on this Amendment in entering into leases for the Reduction Leased Premises with other parties.

6.       Additional Base Rental Abatement. In addition to the Base Rental abatement provided in Section 3 above, so long as Tenant is not in default under the Lease, Tenant shall be entitled to an abatement of the monthly installment of Base Rental in the amount of $13.331/sq. ft. per annum as to the Leased Premises for the period commencing July 1, 2006 and ending December 31, 2006 (the “Abated Leased Premises Base Rental”); provided, however, that if, at any time for the period on and after the date of this Amendment through and including the Extended Expiration Date Tenant suffers or permits a default to occur under the Lease and such default is not cured within the applicable notice, cure and/or grace period expressly provided in the Lease, then, following the expiration of any such applicable notice, cure and/or grace period relating to such default, this Section 6 with respect to the Abated Leased Premises Base Rental shall immediately become null and void and, within ten (10) business days after request by Landlord, Tenant shall pay to Landlord an amount equal to the unamortized Abated Leased

Premises Base Rental (i.e. based upon the amortization of the Abated Leased Premises Base Rental in equal monthly amounts during the New Lease Term, without interest, so that Tenant will be responsible for repayment of that portion of the Abated Reduced Leased Premises Base Rental deemed to have accrued on and after the date of the default). Only Base Rental shall be abated, and all other costs and charges specified in the Lease including Tenant’s Additional Rental shall remain due and payable pursuant to the provisions of the Lease. To the extent that Tenant has previously remitted to Landlord any Base Rental that is to be abated pursuant to the provisions of this Section 6, such Base Rental shall be reimbursed to Tenant within thirty (30) days after full execution and delivery of this Amendment.

7.       Improvements to the Leased Premises.

          7.1       Without limitation of the provisions relating to the Tenant Allowance set forth in the Work Letter attached to this Agreement as Exhibit B, Tenant is in possession of the Leased Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements thereto.

          7.2       The demolition, construction and installation of any leasehold improvements desired by Tenant with respect to the Reduced Leased Premises shall be governed by Exhibit B attached hereto.

          7.3       Notwithstanding anything to the contrary set forth in this Amendment, Landlord and Tenant agree as follows:

                      7.3.1       In the event that Landlord determines that separate phone lines are not available, or are not available in sufficient numbers, to service the 4th floor of the Building, Tenant shall reimburse Landlord within 30 days after receipt of an invoice for reasonable sums paid by Landlord, not to exceed $1,500.00, to provide connection-ready phone service wiring to the 4th floor of the Building.

                      7.3.2       Tenant, at Tenant’s sole cost and expense, within ten (10) days of written request therefore by Landlord, is obligated to disconnect the “white noise” wiring and systems from the 4th floor of the Building.

                      7.3.3       Tenant, at Tenant’s sole cost and expense, within ten (10) days of written request therefor by Landlord, is obligated to disconnect and remove the receivers wired throughout the 4th floor of the Building and relating to Tenant’s internal cell site.

                      7.3.4       Landlord shall install an electronic card reader security system within the Building for the purpose of providing Tenant and other tenants of the Building with access to locked doorways within the common areas of the Building (including without limitation the entrance door to the Building and the common area improvements located on the 1st floor such as the bathrooms, shower areas, dock hallway and freight elevator access). Tenant shall reimburse Landlord for its proportionate share of the cost of such installation and equipment, as well as the cost of installing, maintaining and repairing any alarm/fire panels within the Building to the extent required by applicable code, as part of Operating Expenses. Such reimbursement, together with interest, shall be amortized over two (2) calendar years commencing with calendar year 2007.

                      7.3.5       In the event, from time to time, that Landlord, in its reasonable opinion, determines that Tenant is using in excess of amounts of electricity usually furnished or supplied for use of the Reduced Leased Premises for normal office use and provides Tenant reasonable evidence thereof, Tenant, at Tenant’s sole cost and expense, shall cause the Reduced Leased Premises, or such portion thereof as is designated by Landlord, to be separately metered, following which, to the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within five (5) days of Landlord’s demand, for all electricity used by Tenant in the Reduced Leased Premises (or such portion as is separately metered).

                      7.3.6       Notwithstanding anything to the contrary set forth in Section 39 of the Lease (as amended pursuant to Section 8 below) Tenant, at Tenant’s sole cost and expense, within thirty (30) days of written request therefore by Landlord, shall remove the front Building exterior sign from the top floor of the Building and restore the surface of the Building and any damage to the Building resulting from such removal, such removal to be in compliance with all the terms and provisions of the Lease including, without limitation, Articles 13 and 14 thereof; provided, however, that Landlord will not request removal of such exterior sign unless such request arises as a result of Landlord entering into a new lease or occupancy agreement for any portion of the 4th floor of the Building. In the event that Tenant fails to so remove and restore within such thirty (30) day period, Landlord, at Tenant’s sole cost and expense, may, but shall not be obligated to, perform Tenant’s obligations under this section, in which case the cost of such performance, together with a 15% fee for administrative costs, shall automatically be deemed Additional Rental due and payable by Tenant to Landlord under the Lease.

8.       Signs.

          8.1       The terms and provisions of Section 39 of the Lease are hereby amended and restated in their entirety as follows:

                      “39       Signs.

      (a)        Tenant, at Tenant’s sole cost and expense and subject to prior written approval by Landlord of the size, materials and method of attachment, which approval Landlord may grant or withhold in its sole discretion, may display its name on signs (i) at the receptionist desk on the 1st floor of the Building, and (ii) in the elevator lobbies on floors wholly leased by Tenant (i.e. on the 2nd and 3rd floors of the Building). Nothing contained in the foregoing shall prohibit the display of the name of other tenants of the Building in the 1st floor of the Building provided such display is either within the common areas of such 1st floor or within the reception area maintained, from time to time, by Tenant on the 1st floor (the “Reception Area”).

      (b)        Landlord, at its expense (but as part of Operating Expenses), shall maintain, repair and replace as necessary from time to time a directory board within the Reception Area and shall list each tenant of the Building thereon in a manner, order and style, including size, materials and method of attachment, at Landlord’s sole discretion.

      (c)       Landlord shall maintain, repair and replace as necessary from time to time the existing monument-type sign naming the Project (the “Monument”). The cost of maintaining, repairing or replacing the Monument shall be included within Operating Expenses. Tenant, at Tenant’s sole cost and expense, shall be permitted to display its name on the Monument in common with other tenants of the Building and/or Project. Further, so long as Tenant is leasing and occupying in excess of fifty percent (50%) of the rentable square footage of the Building (any subleased space shall not be included in such measurement), Tenant shall be afforded the top panel on the Monument. Tenant’s display of its name on the Monument shall be consistent in quality and appearance with other Class A building monument signs and shall be subject to the prior approval of Landlord as to size, materials and method of lighting and attachment. Tenant acknowledges that the Monument and all signage thereon must comply with, and shall be installed and maintained only if permitted by, Laws and private restrictive covenants applicable to the Project. No consent by Tenant shall be required to display the names of other tenants of the Building and/or Project on the Monument.

      (d)       Tenant, at Tenant’s sole cost and expense, shall maintain, repair and replace as necessary from time to time the display of its name on the exterior (front and rear) of the Building in common with other tenants of the Building. Tenant’s display of its name on the exterior of the Building shall remain consistent in quality and appearance with other Class A building exterior signage and shall be subject to the prior approval of Landlord as to size, materials and method of lighting and attachment. Tenant acknowledges that the exterior signage must comply with, and shall be maintained, repaired and replaced only if permitted by, Laws and private restrictive covenants applicable to the Project. No consent by Tenant shall be required to display the names of other tenants of the Building on the exterior of the Building.”

         8.2       Except as otherwise provided in Sections 7.3.6 and 10.2 of this Amendment, subject to the terms and provisions of the Lease (as modified herein), Tenant shall have the right to maintain its existing Receptionist Area signage and Building exterior signage (front and rear) (collectively the “Existing Signage”). Therefore, notwithstanding anything to the contrary set forth in this Amendment, including the provisions of Section 8.1 above, the parties hereto acknowledge and agree that Tenant is not obligated to obtain Landlord’s consent to the size, materials and method of attachment of Tenant’s Existing Signage.

9.       Deletion of Inapplicable Provision. The parties hereto acknowledge and agree that the terms and provisions of Section 48 of the Lease are deleted in their entirety and of no further force or effect.

10.       Building Entranceway and Receptionist.

            10.1       Tenant covenants and agrees to keep the Building entranceway door(s) on the 1st floor of the Building unlocked and operable to the general public at least during the hours of 8:00 a.m. to 5:00 p.m. Mondays through Fridays, other than on nationally recognized holidays.

            10.2       Unless and until Tenant gives thirty (30) days’ prior written notice to Landlord as provided below that Tenant will discontinue Reception Desk (as hereinafter defined) service, Tenant covenants and agrees to maintain within the Reduced Leased Premises, a manned reception desk (the “Receptionist Desk”) on the 1st floor of the Building in an area immediately adjacent to the Building entranceway and accessible to the public. No such provision of a Receptionist Desk or use of a portion of the Reduced Leased Premises for public purposes will result in any credit or abatement of Rent or entitle Tenant to any payment relating thereto. Tenant’s corporate name, logo or insignia will not appear on the Receptionist Desk except as provided in Section 39 of the Lease (as restated in Section 8 above). It is the intention of the parties that the Receptionist Desk appear to tenants and visitors to the Building to be a Building receptionist desk. Tenant agrees to instruct its employee who is staffing the Receptionist Desk to direct Building visitors as reasonably necessary to the offices of Tenant or to the offices of other tenants of the Building as appropriate. Tenant agrees to maintain the Receptionist Desk in a clean and orderly fashion and to insure at all times that the Receptionist Desk shall be free of all office equipment and machinery other than telephone equipment. Tenant agrees that the Receptionist Desk shall not be the primary point at which incoming mail or other deliveries are received by Tenant or the point at which outgoing mail or parcels (except items to be picked up in person or delivered by local messenger service) are left for pickup. Tenant agrees that no coats, umbrellas, footwear or other similar items of its employees or visitors shall be kept in or near the Receptionist Desk. Notwithstanding the foregoing, Tenant, upon thirty (30) days’ written notice to Landlord, can elect to discontinue its manning of the Receptionist Desk, in which event Landlord can elect, at its sole discretion, to enter into a license with Tenant for the use of the Receptionist Desk upon terms and conditions reasonably acceptable to Landlord, and to cause the Receptionist Desk to be manned by an employee of Landlord, in which event (i) the cost of operating, maintaining and repairing such Receptionist Desk, including, without limitation, the wages, benefits and labor costs of manning the same, shall be considered part of Operating Expenses, and (ii) Landlord may elect at any time upon notice to Tenant to discontinue operation of such Receptionist Desk, in its sole and absolute discretion. Further, if Tenant elects to discontinue its manning of the Receptionist Desk pursuant to this Section 10.2, Landlord may direct Tenant, at Tenant’s sole cost and expense, to remove the Receptionist Desk and/or Tenant’s reception area signage within thirty (30) days, any replacement of such signage to be subject to the terms and provisions of Section 39 of the Lease (as amended by this Amendment).

            11.       Bill of Sale. Notwithstanding anything to the contrary set forth in the Lease or this Amendment, including Section 2.2 above, Tenant shall be permitted to leave in the 4th floor portion of the Reduction Leased Premises the furniture, fixtures and equipment specifically enumerated on Exhibit C attached hereto (the “Fourth Floor Personal Property”). For and in consideration of one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which Tenant acknowledges, contemporaneously with Tenant’s execution and delivery of this Amendment Tenant will execute and deliver to Landlord a Warranty Bill of Sale in the form attached hereto as Exhibit D conveying all of Tenant’s right, title and interest in and to the Fourth Floor Personal Property. Tenant represents and warrants that (i) it is the lawful owner of all right, title and interest in and to the Fourth Floor Personal Property; (ii) the Fourth Floor Personal Property is free from all security interests, liens or other encumbrances; and (iii) Tenant has the right to sell the Fourth Floor Personal Property to Landlord.

12.       Extension Option. Tenant may extend the New Lease Term for one additional term (the “Extended New Lease Term”) for five (5) years, which extension may be exercised by Tenant by giving notice of its election to extend to Landlord at least twelve (12) months prior to the expiration of the New Lease Term. The Base Rental Rate for such extension shall be the Market Rental Rate (defined below) for the Extended New Lease Term. For purposes of this Section 12, “Market Rental Rate” shall mean the annual effective rental rate per square foot of Rentable Floor Area of the Reduced Leased Premises then being charged by landlords under new leases of office space in the metropolitan Madison, Wisconsin market for space similar to the Reduced Leased Premises in a building of comparable quality and with comparable parking and other amenities. In determining the Market Rental Rate, Landlord and Tenant (and any appraisers, if applicable) shall take into account the fact that Tenant shall pay Tenant’s share of the annual Operating Expenses. Also, in determining the Market Rental Rate, Landlord and Tenant (and any appraisers, if applicable) shall compare actual rental rates only (after making appropriate adjustments resulting from the foregoing facts) and shall take into consideration any discounts, allowances, free rent, remodeling credits, construction allowances and other concessions and inducements granted by other landlords. If Landlord and Tenant cannot agree on the amount of such Market Rental Rate within thirty (30) days after Tenant exercises the option to extend the New Lease Term, Landlord and Tenant agree that the determination of the Market Rental Rate for the Extended New Lease Term shall be made in accordance with the following procedure. Landlord and Tenant shall each appoint one (1) appraiser within nine (9) business days after the thirty (30) day period referred to in the preceding sentence. Those two (2) appraisers shall promptly appoint a third (3rd) appraiser. Each appraiser appointed hereunder shall be a member of the American Institute of Real Estate Appraisers (or successor organization) having at least ten (10) years experience in appraisal of office buildings and office rental rates in the metropolitan Madison, Wisconsin area. If such appraisers fail to appoint such third (3rd) appraiser within ten (10) business days after notice of their appointment, then either Landlord or Tenant, upon written notice to the other, may request the appointment of a third (3rd) appraiser by the then President of the Board of Realtors in the Madison, Wisconsin area or any then similar existing body. Each appraiser so appointed shall independently make appraisals of the Market Rental Rate of the Leased Premises. Except as hereinafter provided, the Market Rental Rate of the Reduced Leased Premises for the Extended New Lease Term shall be the average of the three (3) appraisals of the Market Rental Rate; provided, however, if the determination of the Market Rental Rate of one (1) appraiser is disparate from the median of all three (3) determinations of Market Rental Rate by more than twice the amount by which the other determination is disparate from the median, then the determination of such appraiser shall be excluded, the remaining two (2) determinations shall be averaged and such average shall be binding and conclusive on Landlord and Tenant. If, after notice by either Landlord or Tenant of the appointment of an appraiser by the party giving such notice, the other party to whom such notice is given shall fail, within a period of ten (10) business days after such notice, to appoint an appraiser, then the appraiser so appointed by the party giving notice shall have the power to proceed as sole appraiser to determine the Market Rental Rate of the Reduced Leased Premises. Landlord shall pay the fees and expenses of the person appointed by Landlord as an appraiser hereunder, and Tenant shall pay the fees and expenses of the person appointed by Tenant as an appraiser hereunder. Landlord and Tenant shall each pay one-half (1/2) of the fees and expenses of the third (3rd) appraiser appointed pursuant to the provisions of this Section.

13.       Miscellaneous.

            13.1.       This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Except as otherwise expressly provided in this Amendment, under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Leased Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall deliberately or intentionally disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord. In the event of any violation of the terms of this Section 13.1, Landlord shall be entitled to all remedies available at law or in equity.

            13.2.       Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

            13.3.       In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

            13.4.       Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

            13.5.       The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

            13.6.       Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Inland Companies and CB Richard Ellis, Inc. (together, “Broker”), to whom Landlord shall pay a commission pursuant to separate written agreement, and it agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers other than Broker claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than Broker. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

            13.7.       Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

            13.8.       At Landlord’s option, this Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guaranty shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

IN WITNESS WHEREOF, Landlord, Tenant and Guarantor have duly executed this Amendment as of the day and year first above written.

~~LANDLORD:~~

~~FUND VIII AND FUND IX ASSOCIATES, a~~

~~Georgia general partnership~~

~~By:     Wells Real Estate Fund VIII, L.P., a~~

          ~~Georgia limited partnership, its~~

          ~~general partner~~

          ~~By:    Wells Capital, Inc., a Georgia~~

                   ~~corporation, its general partner~~

TENANT: UNITED STATES CELLULAR OPERATING COMPANY, a Delaware corporation
	By:	/s/ Ken Meyers
	Name:	Ken Meyers
	Title:	CFO

~~By:  Name:  Title:~~

GUARANTOR: UNITED STATES CELLULAR CORPORATION, a Delaware corporation

	By:	/s/ Ken Meyers
	Name:	Ken Meyers
	Title:	CFO

LANDLORD:

FUND VIII AND FUND IX ASSOCIATES,
a Georgia general partnership

By: Wells Real Estate Fund VIII, L.P.,
a Georgia limited partnership

By:	/s/ Douglas P. Williams
Name:	Douglas P. Williams
Title:	Senior Vice President

By: Wells Partners, L.P.,
a Georgia limited partnership,
General Partner

By:	Wells Capital, Inc.,
a Georgia corporation,
General Partner

	By:	/s/ Douglas P. Williams
	Name:	Douglas P. Williams
	Title:	Senior Vice President

By: Wells Real Estate Fund IX, L.P.,
a Georgia limited partnership

	By:	/s/ Douglas P. Williams
	Name:	Douglas P. Williams
	Title:	Senior Vice President

By: Wells Partners, L.P.,
a Georgia limited partnership,
General Partner

		By:	Wells Capital, Inc.,
a Georgia corporation,
General Partner

			By:	/s/ Douglas P. Williams
			Name:	Douglas P. Williams
			Title:	Senior Vice President

EXHIBIT A

DEPICTION OF COMMON AREA ON 1ST FLOOR OF THE BUILDING

Exhibit A

EXHIBIT B

WORK LETTER

This Exhibit is attached to and made a part of the Second Amendment to Lease Agreement (the “Second Amendment”) by and between FUND VIII AND FUND IX ASSOCIATES, a Georgia general partnership (“Landlord”), and UNITED STATES CELLULAR OPERATING COMPANY, a Delaware corporation (“Tenant”) relating to that certain lease dated June 4, 1998, which lease has been previously amended by instrument dated October 31, 2001 (the foregoing, together with the Second Amendment, sometimes hereinafter collectively the “Lease”).

A.       Subject to the following terms and provisions Tenant, following full and final execution and delivery of the Second Amendment to which this Exhibit is attached, shall have the right to perform alterations, additions and improvements in the Reduced Leased Premises (the “Alterations”).

B.       Tenant shall not make any Alterations without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Reduced Lease Premises or Building; (3) will not affect the systems or structure of the Building; and (4) does not require work to be performed inside the walls or above the ceiling of the Reduced Leased Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this Exhibit. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractor’s and subcontractor’s insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for reasonable sums paid by Landlord for third party examination of Tenant’s plans for non-Cosmetic Alterations. Upon completion, Tenant shall furnish “as-built” plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and laws. Landlord’s approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable laws or will be adequate for Tenant’s use.

C.       Provided Tenant is not in default under the Lease, Landlord agrees to contribute the sum of $373,585 (i.e. $5.00 per square foot of Rentable Area of the Reduced Leased Premises) (the “Allowance”) toward the cost of performing the Alterations. The Allowance shall be

Exhibit B - 1

paid to Tenant, or, at Landlord’s option, to the order of the general contractor that performed the Alteration, within thirty (30) days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Alteration; and (2) for non-Cosmetic Alterations, a sworn contractor’s affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done and the “as-built” plans, completion affidavits and full and final waivers of lien required under Section B above.

D.       In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Alterations and/or Allowance. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit by June 30, 2007, any unused amount shall accrue to the sole benefit of Landlord; provided, however, that, so long as Tenant is not then in default under any of the terms or provisions of the Lease, Tenant shall be entitled to a credit against Base Rental in an amount equal to any such unutilized portion of the Allowance, it being further understood that (1) that any such credit against Base Rental shall be applied to Base Rental first coming due after June 30, 2007, until the unutilized Allowance is fully exhausted, and (2) for each day or partial day that Tenant receives a credit against Base Rental pursuant to this Section, the New Lease Term shall be extended by an equal number of days. For example, if on June 30, 2007, there remains $50,000.00 of unutilized Allowance dollars and Tenant is not then in default under the terms and provisions of the Lease, Tenant will be entitled to a $50,000.00 credit against its July 2007 installment of Base Rental and the New Lease Term will be extended by twenty (20) days.

E.       Tenant agrees to accept the Reduced Leased Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Reduced Leased Premises.

F.       This Exhibit shall not be deemed applicable to any additional space added to the Reduced Leased Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Reduced Leased Premises in the event of a renewal or extension of the New Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

Exhibit B - 2

EXHIBIT C

FOURTH FLOOR PERSONAL PROPERTY

US Cellular

Terrace Dr/Madison, WI

Leftover Product 4th floor

Qty	Item	Category	Finishes
1	41x30 panel	Avenir panels	5641/4686
2	41x36 panel	Avenir panels	5641/4686
2	41x42 panel	Avenir panels	5641/4686
1	41x60 panel	Avenir panels	5641/4686
34	53x24 panel	Avenir panels	5641/4686
9	53x36 panel	Avenir panels	5641/4686
4	53x42 panel	Avenir panels	5641/4686
3	65x30 P4 panel	Avenir panels	5641/4686
1	65x30 panel	Avenir panels	5641/4686
7	65x30 panel	Avenir panels	5641/4686
3	65x36 P4 panel	Avenir panels	5641/486
6	65x36 panel	Avenir panels	5641/4686
5	65x42 P4 panel	Avenir panels	5641/4686
1	65x42 panel	Avenir panels	5641/4686
3	65x48 panel	Avenir panels	5641/4686
1	36” Bin w/ lock	Avenir storage	4686
66	24”d shared cant	Avenir supports	4686
34	side supports	Avenir supports	black
35	24x36 straight	Avenir wksfs	2766
34	24x42 straight	Avenir wksfs	2766
2	RH Jetty Manager station	Context	4762
9	p4 powerways	Avenir panels	black
7	30”w 24”d storage cab’t	700 series storage	4686
2	336”w 18”d storage cab’t	700 series storage	4686
9	30”w 2-dwr lateral	800 series storage	4686
22	36”w 2-dwr lateral	800 series storage	4686
2	36”w 3-dwr lateral	800 series storage	4686
4	36”w 5-dwr lateral	800 series storage	4686

Exhibit C

4	42”w 5-dwr lateral	800 series storage	4686
2	41x30 P4 panel	Avenir panels	5641/4686
3	41x30 panel	Avenir panels	5641/4686
3	41x36 P4 panel	Avenir panels	5641/4686
2	41x42 P4 panel	Avenir panels	5641/4686
6	53x24 panel	Avenir panels	5641/4686
18	53x30 P4 panels	Avenir panels	5641/4686
18	53x30 panel	Avenir panels	5641/4686
4	53x36 P4 panel	Avenir panels	5641/4686
103	53x36 panel	Avenir panels	5641/4686
52	53x60 P4 panel	Avenir panels	5641/4686
7	53x60 panel	Avenir panels	5641/4686
11	65x24 P4 panel	Avenir panels	5641/4686
7	65x24 panel	Avenir panels	5641/4686
33	65x30 P4 panel	Avenir panels	5641/4686
37	65x30 panel	Avenir panels	5641/4686
90	65x36 P4 panel	Avenir panels	5641/4686
34	65x36 panel	Avenir panels	5641/4686
220	65x42 P4 panel	Avenir panels	5641/4686
24	65x42 panel	Avenir panels	5641/4686
19	65x48 P4 panel	Avenir panels	5641/4686
19	65x48 panel	Avenir panels	5641/4686
1	65x60 panel	Avenir panels	5641/4686
114	PAB253	Avenir panels	4686
102	24” BBF ped	Avenir storage	4686
178	24” FF ped	Avenir storage	4686
101	36” Bin w/ lock	Avenir storage	4686
67	42” Bin w/ lock	Avenir storage	4686
1	48” Bin w/ lock	Avenir storage	4686
2	72” bin w/ lock	Avenir storage	4686
75	24”d LH cant	Avenir supports	4686
75	24”d RH cant	Avenir supports	4686
2	24”d shared cant	Avenir supports	4686
3	flat brackets for 24”d	Avenir supports	black
16	side supports	Avenir supports	black
98	24x36 straight	Avenir wksfs	2766
2	24x42 straight	Avenir wksfs	2766
101	24x48 split corner	Avenir wksfs	2766
4	24x48 straight	Avenir wksfs	2766
77	24x60 straight	Avenir wksfs	2766
2	24x72 straight	Avenir wksfs	2766
4	30” trans tops	Avenir wksfs	2766/6617
6	30x42 straight	Avenir wksfs	2766
6	30x60 straight	Avenir wksfs	2766
6	30x72 straight	Avenir wksfs	2766
2	42” trans tops	Avenir wksfs	2766/6617

Exhibit C

3	LH Jetty Manager stations	Context	4762
431	p4 powerways	Avenir panels	black
7	RH Jetty Manager station	Context	4762
4	53x24 panel	Avenir panels	5641/4686
4	53x36 P4 panel	Avenir panels	5641/4686
4	24” BBF ped	Avenir storage	4686
4	36” Bin w/ lock	Avenir storage	4686
2	side supports	Avenir supports	black
4	p4 powerways	Avenir panels	black
8	24x36 straight	Avenir wksfs	2766

Exhibit C

EXHIBIT D

FORM OF BILL OF SALE

WARRANTY BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that, effective the 1st day of January, 2007, UNITED STATES CELLULAR OPERATING COMPANY, a Delaware corporation, successor in interest to Westel – Milwaukee Company, Inc., d/b/a Cellular One (“Seller”), for good and valuable consideration, the receipt whereof is hereby acknowledged, to Seller in hand paid by FUND VIII AND FUND IX ASSOCIATES, a Georgia general partnership (“Purchaser”), has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto Purchaser, Purchaser’s successors and assigns, the furniture, fixtures and equipment set forth on Schedule 1 attached hereto and made a part hereof (collectively, the “Fourth Floor Personal Property”).

TO HAVE AND TO HOLD the same unto Purchaser, Purchaser’s successors and assigns, forever.

AND SELLER does, for Seller and Seller’s successors and assigns, covenant to and with Purchaser that Seller is the lawful owner of the Fourth Floor Personal Property; that the Fourth Floor Personal Property is free from encumbrances; that Seller has good right to sell the same, and that Seller will warrant and defend the sale hereby made against the lawful claims and demands of all persons whomsoever.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed effective the day and year first above written.

UNITED STATES CELLULAR OPERATING
COMPANY, a Delaware corporation

By:	/s/ Ken Meyers
Name:	Ken Meyers
Its:	CFO

Exhibit D

Schedule 1

[to Warranty Bill of Sale]

Schedule of Fourth Floor Personal Property

US Cellular

Terrace Dr/Madison, WI

Leftover Product 4th floor

Qty	Item	Category	Finishes
1	41x30 panel	Avenir panels	5641/4686
2	41x36 panel	Avenir panels	5641/4686
2	41x42 panel	Avenir panels	5641/4686
1	41x60 panel	Avenir panels	5641/4686
34	53x24 panel	Avenir panels	5641/4686
9	53x36 panel	Avenir panels	5641/4686
4	53x42 panel	Avenir panels	5641/4686
3	65x30 P4 panel	Avenir panels	5641/4686
1	65x30 panel	Avenir panels	5641/4686
7	65x30 panel	Avenir panels	5641/4686
3	65x36 P4 panel	Avenir panels	5641/486
6	65x36 panel	Avenir panels	5641/4686
5	65x42 P4 panel	Avenir panels	5641/4686
1	65x42 panel	Avenir panels	5641/4686
3	65x48 panel	Avenir panels	5641/4686
1	36” Bin w/ lock	Avenir storage	4686
66	24”d shared cant	Avenir supports	4686
34	side supports	Avenir supports	black
35	24x36 straight	Avenir wksfs	2766
34	24x42 straight	Avenir wksfs	2766
2	RH Jetty Manager station	Context	4762
9	p4 powerways	Avenir panels	black
7	30”w 24”d storage cab’t	700 series storage	4686
2	336”w 18”d storage cab’t	700 series storage	4686
9	30”w 2-dwr lateral	800 series storage	4686
22	36”w 2-dwr lateral	800 series storage	4686
2	36”w 3-dwr lateral	800 series storage	4686
4	36”w 5-dwr lateral	800 series storage	4686

Schedule 1 to Exhibit D

4	42”w 5-dwr lateral	800 series storage	4686
2	41x30 P4 panel	Avenir panels	5641/4686
3	41x30 panel	Avenir panels	5641/4686
3	41x36 P4 panel	Avenir panels	5641/4686
2	41x42 P4 panel	Avenir panels	5641/4686
6	53x24 panel	Avenir panels	5641/4686
18	53x30 P4 panels	Avenir panels	5641/4686
18	53x30 panel	Avenir panels	5641/4686
4	53x36 P4 panel	Avenir panels	5641/4686
103	53x36 panel	Avenir panels	5641/4686
52	53x60 P4 panel	Avenir panels	5641/4686
7	53x60 panel	Avenir panels	5641/4686
11	65x24 P4 panel	Avenir panels	5641/4686
7	65x24 panel	Avenir panels	5641/4686
33	65x30 P4 panel	Avenir panels	5641/4686
37	65x30 panel	Avenir panels	5641/4686
90	65x36 P4 panel	Avenir panels	5641/4686
34	65x36 panel	Avenir panels	5641/4686
220	65x42 P4 panel	Avenir panels	5641/4686
24	65x42 panel	Avenir panels	5641/4686
19	65x48 P4 panel	Avenir panels	5641/4686
19	65x48 panel	Avenir panels	5641/4686
1	65x60 panel	Avenir panels	5641/4686
114	PAB253	Avenir panels	4686
102	24” BBF ped	Avenir storage	4686
178	24” FF ped	Avenir storage	4686
101	36” Bin w/ lock	Avenir storage	4686
67	42” Bin w/ lock	Avenir storage	4686
1	48” Bin w/ lock	Avenir storage	4686
2	72” bin w/ lock	Avenir storage	4686
75	24”d LH cant	Avenir supports	4686
75	24”d RH cant	Avenir supports	4686
2	24”d shared cant	Avenir supports	4686
3	flat brackets for 24”d	Avenir supports	black
16	side supports	Avenir supports	black
98	24x36 straight	Avenir wksfs	2766
2	24x42 straight	Avenir wksfs	2766
101	24x48 split corner	Avenir wksfs	2766
4	24x48 straight	Avenir wksfs	2766
77	24x60 straight	Avenir wksfs	2766
2	24x72 straight	Avenir wksfs	2766
4	30” trans tops	Avenir wksfs	2766/6617
6	30x42 straight	Avenir wksfs	2766
6	30x60 straight	Avenir wksfs	2766
6	30x72 straight	Avenir wksfs	2766
2	42” trans tops	Avenir wksfs	2766/6617

Schedule 1 to Exhibit D

3	LH Jetty Manager stations	Context	4762
431	p4 powerways	Avenir panels	black
7	RH Jetty Manager station	Context	4762
4	53x24 panel	Avenir panels	5641/4686
4	53x36 P4 panel	Avenir panels	5641/4686
4	24” BBF ped	Avenir storage	4686
4	36” Bin w/ lock	Avenir storage	4686
2	side supports	Avenir supports	black
4	p4 powerways	Avenir panels	black
8	24x36 straight	Avenir wksfs	2766

Schedule 1 to Exhibit D